UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

INmune Bio, Inc. (the “Company”) held its Annual Meeting of Stockholders on September 30, 2020. Each share of the Company’s Common Stock was entitled to one vote per share. The matters voted upon and the results are set forth below.

Proposal One: Election of Directors.

Stockholders elected each of the following nominees as director to hold office until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edgardo Baracchini, PhD	5,663,584	16,214	3,285,842
J. Kelly Ganjei	5,613,870	65,928	3,285,842
Scott Juda, JD	5,663,185	16,613	3,285,842
Tim Schroeder	5,268,118	411,680	3,285,842
David Szymkowski, PhD	5,655,585	24,213	3,285,842
Raymond J. Tesi, MD	5,656,289	23,509	3,285,842
Marcia Allen	5,653,422	26,376	3,285,842

Proposal Two: Ratification of Appointment of Independent Auditor.

Stockholders approved the ratification of the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020.

For	Against	Abstentions	Broker Non-Votes
8,921,491	23,643	20,506	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: October 1, 2020	By:	/s/ David Moss
David Moss
Chief Financial Officer